EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cyber Apps World Inc. (the “Company”) on Form 10-K for the year ended July 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Liudmilla Voinarovska, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Liudmilla Voinarovska

Liudmilla Voinarovska

Chief Executive Officer and

November 13, 2015 Principal Financial Officer